EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Registered Public Accounting Firm for American Express Endeavor Select(SM) Variable Annuity.

10.2 Consent of Independent Registered Public Accounting Firm for American Express Innovations(R) Variable Annuity.

10.3 Consent of Independent Registered Public Accounting Firm for American Express Innovations(R) Select Variable Annuity.

10.4 Consent of Independent Registered Public Accounting Firm for American Express Innovations(R) Classic Variable Annuity.

10.5 Consent of Independent Registered Public Accounting Firm for American Express Innovations(R) Classic Select Variable Annuity.

10.6 Consent of Independent Registered Public Accounting Firm for American Express New Solutions(R) Variable Annuity.

10.7 Consent of Independent Registered Public Accounting Firm for Evergreen Essential(SM) Variable Annuity.

10.8 Consent of Independent Registered Public Accounting Firm for Evergreen New Solutions Variable Annuity.

10.9 Consent of Independent Registered Public Accounting Firm for Evergreen New Solutions Select Variable Annuity.

10.10 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Select Variable Annuity.

13.1 Power of Attorney to sign Amendments to this Registration Statement, dated April 13, 2005.